UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
DUNKIN’ BRANDS GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Dunkin’ Brands Group, Inc.

Proxy Statement Relating to 2014 Annual Meeting of Shareholders

SUPPLEMENTAL INFORMATION

The column entitled “Non-Equity Incentive Plan Compensation” included in the Summary Compensation Table on page 27 of the Dunkin’ Brands Group, Inc. definitive proxy statement for its 2014 Annual Meeting of Shareholders (the “Proxy Statement”) contained a clerical error in the reported numbers for 2013 for each of our named executive officers. The correct amount of non-equity incentive plan compensation earned with respect to 2013 for each of Messrs. Travis, Carbone, Costello, Twohig and Emmett is $950,000, $253,300, $323,717, $352,700 and $258,646, respectively, as compared to, $867,885, $224,100, $296,932, $301,950 and $220,832, respectively, as presented in the Proxy Statement. The corrected amounts, together with an updated “Total” column for 2013 including the corrected amounts, are included in the table below. The information contained in the discussion of payouts under the Annual Plan to our named executive officers in the Compensation Discussion & Analysis portion of the Proxy Statement is correct as presented in the Proxy Statement, including the disclosure of the actual award payout as a percentage of each named executive officer’s base salary and the percentage of such officer’s target award represented by his award payout.

Name and principal position	Year	Non-equity incentive plan compensation ($)(3)	Total ($)
Nigel Travis	2013	$950,000	$4,288,758
Chairman and Chief Executive Officer

Paul Carbone	2013	$253,300	$1,098,949
Chief Financial Officer

John Costello	2013	$323,717	$1,627,613
President, Global Marketing and Innovation

Paul Twohig	2013	$352,700	$1,633,835
President, Dunkin’ Donuts U.S. and Canada, and Dunkin’ Donuts and Baskin-Robbins, Europe and Latin America

Richard Emmett	2013	$258,646	$1,279,965
Senior Vice President, Chief Legal and Human Resources Officer
_________________________________________________________________________________

(3)
Amounts shown in this column represent the named executive officer’s bonus payouts pursuant to the Annual Plan. These payout amounts were based on the attainment of certain pre-established Company performance targets and personal goals. Please refer to the sections titled “Compensation Discussion and Analysis—Elements of named executive officer compensation—Short term incentive plan” and “Compensation Discussion and Analysis—Fiscal 2013 compensation—Short-term incentive awards” above.

The information set forth herein supplements the Company’s Definitive Proxy Statement dated March 26, 2014 and is being furnished to holders of the Company’s common stock in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on May 6, 2014, or any adjournment or postponement thereof.